                                EXHIBIT 4.C7

                 AMENDMENT NUMBER EIGHT TO CREDIT AGREEMENT
       AND AMENDMENT TO REVOLVING LINE NOTES AND OPERATING LINE NOTES

                                 Background

          This Amendment Number Eight to Credit Agreement and Amendment to Revolving Line Notes and Operating Line Notes ("Amendment") amends (a) the Credit Agreement dated July 31, 1991, originally among United Grocers, Inc. as Borrower, Seattle-First National Bank, United States National Bank of Oregon, and Security Pacific Bank Oregon as Banks, and Seattle-First National Bank as Agent, as previously amended by seven amendments, the most recent of which was dated January 28, 1994 (the original Credit Agreement as so amended is hereafter referred to as the "Agreement"), and (b) those certain "Revolving Line Notes" and "Operating Line Notes", as such terms are defined in the Agreement and have been previously amended.

          Capitalized terms used, but not defined, in this Amendment will have the meaning given in the Agreement.

                                 Agreements

          For good consideration, receipt of which is hereby acknowledged by each of the undersigned parties, the parties agree as follows:

          1.   Amendments to Agreement.

               a. To reflect the redistribution of the Banks' credit commitments, the chart in Section 4.01 of the Agreement, as such section has been previously amended, is hereby amended to appear as follows:

          Lender              Aggregate Borrowings Permitted

          Seafirst            $19,500,000.00
          U.S. Bank           $19,500,000.00

          Total               $39,000,000.00

          2. Amendment of Revolving Line Notes. The Amended and Restated Revolving Line Notes dated April 20, 1993, for Seafirst and for U.S. Bank are hereby amended to change their respective maximum dollar amounts to the following amounts:

          Lender              Maximum Note Amount

          Seafirst            $19,500,000.00
          U. S. Bank          $19,500,000.00

          Total               $39,000,000.00

          3. Counterparts; Effect. This Amendment may be executed in multiple counterparts, which when taken together shall be considered a single original. Except as specifically amended by this Amendment or prior amendments, all other terms, conditions, and definitions of the Agreement and the Notes shall remain in full force and effect.

          DATED as of the 22nd day of February, 1994.

Borrower:                          Banks:

UNITED GROCERS, INC.               SEATTLE-FIRST NATIONAL BANK,
                                   as Bank and as Agent

                                   By ___________________________

By __________________________      By ___________________________

Title _______________________      Title ________________________


                                   UNITED STATES NATIONAL BANK
                                   OF OREGON
By __________________________

Title _______________________
                                   By ___________________________

                                   Title ________________________